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As filed with the Securities and Exchange Commission on December 10, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Benchmark Electronics, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-2211011 (I.R.S. Employer Identification No.)
3000 Technology Drive Angleton, Texas (Address of Principal Executive Offices)	77515 (Zip Code)

BENCHMARK ELECTRONICS, INC. 2002
STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(Full title of plan)

Donald E. Nigbor
Chief Executive Officer
3000 Technology Drive
Angleton, Texas 77515
(Name and address of agent for service)

(979) 849-6550
(Telephone number, including area code, of agent for service)

Copies to:

William J. Whelan, Esq.
Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of registration fee

Common Stock, par value $0.10 per share	300,000(1)	$28.275(2)	$8,482,500(2)	$780.39

(1)
Pursuant to Rule 457(h)(1) this registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the "Plan").
(2)
Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on December 6, 2002, which was $28.275, for a total maximum offering price for such 300,000 shares of $8,482,500.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information And Employee Plan Annual Information.*

        * The information required by Items 1 and 2 of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933 (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Benchmark Electronics, Inc., a Texas corporation (the "Company"), hereby incorporates by reference into this registration statement (the "Registration Statement"):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2001;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and

  •
  Our description of our capital stock that is contained in our Registration Statement on Form 8-A filed on May 15, 1990, as amended on June 25, 1990, and in our Registration Statement on Form 8-A filed on December 11, 1998, as amended on December 22, 1998.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

TEXAS BUSINESS CORPORATION ACT

        Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests; and

(3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

        With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.02-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

        The Amended and Restated Bylaws of the Company make mandatory the indemnification of and advancement of expenses to its directors who become involved in indemnifiable legal proceedings, subject to their compliance with certain requirements imposed by Texas law.

        The Company has entered into Indemnity Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the full extent permitted by Texas law.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The following exhibits are filed as part of this Registration Statement:

4.1 —	Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316)).
4.2 —
Amendment to the Restated Articles of Incorporation of the Company adopted by the shareholders of the Company on May 20, 1997 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316)).
4.3 —	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for fiscal the fiscal year ended December 31, 1998).
4.4 —	Specimen form of certificate evidencing the Common Stock (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316)).

4.5 —
Rights Agreement dated December 11, 1998 between the Company and Harris Trust Savings and Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A—Form of Statement of Resolution Establishing Series A Cumulative Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B—Form of Right Certificate; and Exhibit C—Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed December 11, 1998).
4.6 —	Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated herein by reference to Exhibit 3 to the Company's Form 8-A/A filed December 22, 1998).
5.1 —	Opinion of Counsel.
23.1 —	Consent of KPMG LLP.
23.2 —	Consent of J.W. (Don) Johnson, P.C. (included in the Opinion filed as Exhibit 5.1 hereto).
99.1 —
Form of Benchmark Electronics, Inc. Stock Option Plan for Non-Employee Directors (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed April 15, 2002).

Item 9. Undertakings

        (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Angleton, State of Texas, on December 10, 2002.

BENCHMARK ELECTRONICS, INC.
By:	/s/ DONALD E. NIGBOR Donald E. Nigbor Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ DONALD E. NIGBOR Donald E. Nigbor	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	December 10, 2002
/s/ JOHN C. CUSTER John C. Custer	Director	December 10, 2002
/s/ STEVEN A. BARTON Steven A. Barton	Director and Executive Vice President	December 10, 2002
/s/ CARY T. FU Cary T. Fu	Director and Chief Operating Officer	December 10, 2002
/s/ PETER G. DORFLINGER Peter G. Dorflinger	Director	December 10, 2002
/s/ DAVID H. ARNOLD David H. Arnold	Director	December 10, 2002

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316)).
4.2
Amendment to the Restated Articles of Incorporation of the Company adopted by the shareholders of the Company on May 20, 1997 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316)).
4.3	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for fiscal the fiscal year ended December 31, 1998).
4.4	Specimen form of certificate evidencing the Common Stock (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (Registration No. 33-46316)).
4.5
Rights Agreement dated December 11, 1998 between the Company and Harris Trust Savings and Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A—Form of Statement of Resolution Establishing Series A Cumulative Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B—Form of Right Certificate; and Exhibit C—Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed December 11, 1998).
4.6	Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc. (incorporated herein by reference to Exhibit 3 to the Company's Form 8-A/A filed December 22, 1998).
5.1	Opinion of Counsel.
23.1	Consent of KPMG LLP.
23.2	Consent of J.W. (Don) Johnson, P.C. (included in the opinion filed as Exhibit 5.1 hereto).
99.1
Form of Benchmark Electronics, Inc. Stock Option Plan for Non-Employee Directors (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed April 15, 2002).

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  PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information And Employee Plan Annual Information.
  PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX